SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant  |x|
Filed by a Party other than the Registrant | |
Check the appropriate box:
    | |  Preliminary Proxy Statement          | |  Confidential, For Use of
    |x|  Definitive Proxy Statement                the Commission Only (as
    | |  Definitive Additional Materials           permitted by Rule 14a-6(e)(2)
    | |  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            BIOSOURCE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    |x|  No Fee Required
    | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    | | Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

    | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                          BIOSOURCE INTERNATIONAL, INC.

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 16, 1999

                                   -----------


TO OUR STOCKHOLDERS:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of BioSource International, Inc. (the "Company") will be held at the Spanish Hills Country Club, 999 Crestview Ave., Camarillo, California 93010, on July 16, 1999 at 9:00 a.m., Pacific Standard time. The Annual Meeting is being held for the following purposes:

     1. To elect five directors to hold office for one year and until their respective successors have been elected. The persons nominated by the Board of Directors of the Company, James H. Chamberlain, Leonard M. Hendrickson, John R. Overturf, Jr., David J. Moffa, Ph.D. and Robert
          D. Weist, are described in the accompanying Proxy Statement;

     2. To ratify the appointment of KPMG, LLP, as the Company's independent public accountants for the year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on May 17, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     All stockholders of record are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /S/ JAMES H. CHAMBERLAIN
                                          --------------------------------------
                                          James H. Chamberlain
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


Camarillo, California
May 28, 1999



IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESS, EACH CARD SHOULD BE COMPLETED AND RETURNED.

                          BIOSOURCE INTERNATIONAL, INC.
                                 820 FLYNN ROAD
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 987-0086

                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 16, 1999

                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSource International, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at Spanish Hills Country Club, 999 Crestview Ave., Camarillo, California 93010, on July 16, 1999 at 9:00 a.m., Pacific Standard time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

        All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will unless otherwise directed by the stockholder be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder of record may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

        The close of business on May 17, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. At May 17, 1999, 7,187,425 shares of Common Stock, par value $.001 per share, were outstanding. The Common Stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting.

        It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 28, 1999.

                                VOTING PROCEDURES

        A stockholder is entitled to cast one vote for each share of record held on the record date on all matters to be considered at the Annual Meeting. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

                              ELECTION OF DIRECTORS

        In accordance with the Bylaws of the Company, the Board of Directors has fixed the number of directors at five. At each annual meeting of stockholders, five directors are elected, each for a one-year term. Five directors will be elected at the Annual Meeting.

        Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any postponements or adjournments, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

        The Board of Directors proposes the election of the following nominees as directors:

                              James H. Chamberlain
                             Leonard M. Hendrickson
                              John R. Overturf, Jr.
                              David J. Moffa, Ph.D.
                                 Robert D. Weist

If elected, each nominee is expected to serve until the 2000 Annual Meeting of Stockholders. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

        The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of June 3, 1999.

NAME                          AGE   POSITION
----                          ---   --------

James H. Chamberlain           51   Chairman of the Board,
                                    President, Chief Executive Officer,
                                    Director and Director Nominee

Leonard M. Hendrickson (1)     51   Director and Director Nominee

John R. Overturf, Jr. (2)      38   Director and Director Nominee

David J. Moffa, Ph.D. (1)      56   Director and Director Nominee

Robert D. Weist (2)            59   Director and Director Nominee

Larry A. May                   49   Chief Financial Officer,
                                    Executive Vice President - Finance

Gus Davis                      51   Chief Operating Officer,
                                    Executive Vice President - Sales and
                                    Marketing

Richard Buford                 51   Secretary, Vice President - Human Resources

----------------------
(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.
----------------------


        Brief statements setting forth the principal occupation and employment during the past five years, the year in which first elected as director and other information concerning each nominee and the executive officers appear below.

        JAMES H. CHAMBERLAIN has served as Director, President and Chief Executive Officer of the Company and its predecessor, BioSource Industries, Inc., since it was founded in October 1989, and was elected as its Chairman of the Board in November 1993. Previously, Mr. Chamberlain was Manager for Business Development for Amgen, Inc., where he started and managed the Amgen Biologicals Division. Mr. Chamberlain has held various executive positions with Browning Ferris Industries and Amersham Corporation, a biomedical company, and was a research biochemist for Wm. H. Rorer Pharmaceutical, a major pharmaceutical company. He received his Bachelor of Arts degree from West Virginia University, and studied biochemistry at the University of Pittsburgh.

        LEONARD M. HENDRICKSON has been a Director of the Company since October 1993. Mr. Hendrickson is the President of Isotope Products Laboratories, a privately held company, a position he has held since February 1992. From February 1990 to January 1992, Mr. Hendrickson served as the principal consultant for Microchemics, a marketing and business development consulting firm which he founded. Prior to that time, Mr. Hendrickson served as the Director of Marketing for Scicor, a diagnostics laboratory in Indianapolis, and held various executive positions with Amersham Corporation. Mr. Hendrickson has also held positions with Marion Laboratories, a pharmaceutical company, and Standard Oil Company. Mr. Hendrickson holds a Bachelor of Science degree from the University of Pennsylvania and a Masters in Business Administration from American University in Washington D.C.

        DAVID J. MOFFA, PH.D., has been a Director of the Company since April 1995. Dr. Moffa serves: as the Regional Director and as special projects director for Lab Corporation of America, Inc. (Fairmont, WV), positions he has held since 1982 and 1984, respectively; as Director of Medical Arts Lab/RBL, a position he has held since 1985; and as Director of Lab Corporation of America, Inc. (Altoona, PA), a position he has held since 1990. Dr. Moffa also serves as an advisor and consultant to various diagnostic, scientific and health care facilities, and is an owner and developer of GM Realty and Moffa Properties. Prior to serving in his current positions, Dr. Moffa has served as a Director and General Manager of BioMedical Reference and Roche BioMedical Labs, as President, Chief Executive Officer and a Director of BioPreps Laboratories, Inc., as Assistant Professor of Medical Biochemistry and Director of Dental Biochemistry Programs at the West Virginia University School of Medicine, as NIH Post Doctoral Fellow and Instructor in Medical Biochemistry as well as a Graduate Research Assistant at the West Virginia University School of Medicine. Dr. Moffa also serves on a number of committees and boards of directors of various privately held companies and governmental offices. Dr. Moffa has completed a post doctoral fellowship in Clinical Biochemistry at the West Virginia University National Institutes of Health, holds a Ph.D in Medical Biochemistry from the West Virginia University School of Medicine, a Masters of Science degree in Biochemistry from West Virginia University and a Bachelor of Arts degree in Pre-Medicine from West Virginia University.

        JOHN R. OVERTURF, JR. has been a Director of the Company since September 1993. Mr. Overturf serves: as the President of R.O.I., Inc., a private investment company, a position he has held since July 1993; and as President of the Combined Penny Stock Fund, Inc., a closed-end stock market fund, a position he has held since September 1996. From September 1993 until September 1996, Mr. Overturf served as Vice President of The Rockies Fund, Inc., a closed-end stock market fund. From June 1984 until February 1992, Mr. Overturf served as Vice President of Colorado National Bank. Mr. Overturf holds a Bachelor of Science degree in Finance from the University of Northern Colorado.

        ROBERT D. WEIST has been a director of the Company since April 1996. Mr. Weist has been President of Weist Associates (a management consulting firm) since April 1992. From January 1986 through April 1992, Mr. Weist was a consultant to and Senior Vice President, Administration, General Counsel and Secretary of Amgen, Inc., having served as Vice President, General Counsel and Secretary from March 1982 through January 1986. Mr. Weist holds a Juris Doctor degree from New York University and a Masters in Business Administration from the University of Chicago.

        LARRY A. MAY became Executive Vice President - Finance and Chief Financial Officer of the Company on June 1, 1998. Prior to joining BioSource, Mr. May served in various capacities at Amgen, the world's largest biotechnology company, from 1983 to May 31, 1998. From 1997 to May 1998, Mr. May served as Treasurer of Amgen, and from 1988 to 1997, served as its Corporate Controller/Chief Accounting Officer, and from 1983 to 1988, Mr. May served as Corporate Controller of Amgen. Mr. May has also served as Vice President of Finance-West Coast Operators for IDC Services, a company providing payroll and accounting services to major advertising agencies, motion picture and television production companies (1978-1983), was manager of accounting for Valley Industries (1974-1978) and was a staff auditor and CPA for Arthur Anderson & Company (1971-1974). Mr. May holds a BS degree in Business Administration and Accounting from the University of Missouri.

        GUS DAVIS became Executive Vice President - Sales and Marketing and Chief Operating Officer of the Company in June 1995. From February 1994 until June 1995, Mr. Davis served as Vice President of Sales and Marketing of the Company. Prior to that time, since February 1993, Mr. Davis was employed as Vice President of Sales and Marketing at Genosis BioTechnology, a company engaged in the manufacture of oligonucleotides. From January 1983 to January 1993, Mr. Davis was employed as the Midwestern Area Manager for Pharmacia BioTechnology, a company involved in the sale of reagents and capital equipment used to purify samples. Mr. Davis received his Bachelor of Science and Masters degree in Biology and Chemistry from Sam Houston State University.

        RICHARD O. BUFORD became Corporate Secretary of the Company in December 1998, and continues to serve as Vice President - Human Resources, a position he has held since February 1993. From 1989 to 1992, Mr. Buford served as Vice President of Operations for The Office Mart, a California regional commercial furniture and office supply distributor. From 1978 to 1989, Mr. Buford held various operational and administrative management positions with Schwabacher/Frey, an office supply distribution unit of Hanson Industries, most recently as Director of Finance & Administration from 1984-1989. Mr. Buford received a Bachelors of Arts and a Masters degree in English from the University of California at Santa Barbara.


BOARD MEETINGS AND COMMITTEES

        The Board of Directors held six meetings during fiscal 1998. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 1998.

        The Board of Directors maintains an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Messrs. Overturf and Weist. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. One meeting of the Audit Committee was held during the year ended December 31, 1998.

        The Compensation Committee currently consists of Messrs. Hendrickson and Moffa. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. One meeting of the Compensation Committee was held during the year ended December 31, 1998.

COMPENSATION OF DIRECTORS

        Non-employee directors of the Company currently are paid $2,000 for each Board meeting attended, and $1,000 per year for serving on a Board Committee. The Company pays all out-of-pocket costs of attendance. In addition, non-employee directors have received an annual grant of 4,000 non-statutory stock options under the Company's 1993 Stock Incentive Plan, exercisable at the fair market value of the Company's Common Stock on the date of grant, and which fully vest on the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth, as to the Chief Executive Officer and as to each of the other two most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                                 --------------------   ----------------------
                                       YEAR                             NUMBER OF
                                       ENDED                           SECURITIES
                                      DECEMBER                         UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION (1)         31,      SALARY         BONUS    OPTIONS   COMPENSATION
-----------------------------------   --------  --------      -------- ----------- ------------
James H. Chamberlain ..............      1998   $250,000      $ 25,000   100,000   $18,084(2)
Chairman of the Board                    1997    154,000        42,500       -0-    13,608(3)
Chief Executive Officer and
President                                1996    144,000       113,072   137,500    11,172(4)



Gus Davis .........................      1998   $150,000      $  8,000    14,500   $ 5,976(5)
Chief Operating Officer                  1997    110,000        12,500       -0-     4,579(6)
and Executive Vice President             1996     95,000        20,000       -0-     3,600(7)

Larry A. May ......................      1998   $ 87,500(8)        -0-   100,000   $   508(9)
Chief Financial Officer
and Executive Vice President

----------
(1) For a description of employment agreements between certain executive officers and the Company, see "Employment Agreements with Executive Officers below.

(2) Consists of $11,616 for an auto lease paid by the Company, $4,740 for country club membership dues paid by the Company and $1,728 for group life insurance premiums paid by the Company.

(3) Consists of $8,172 for an auto lease paid by the Company, $3,950 for country club membership dues paid by the Company and $1,486 for group life insurance premiums paid by the Company.

(4) Consists of $7,222 for an auto lease paid by the Company and $3,950 for country club membership dues paid by the Company.

(5) Consists of $5,400 for a car allowance paid by the Company and $576 for group life insurance premiums paid by the Company.

(6) Consists of $3,600 for a car allowance paid by the Company and group life insurance premiums paid by the Company.

(7)  Consists of a car allowance paid by the Company. (8) Joined Company 6/1/98.

(9)  Consists of group life insurance premiums paid by the Company.


OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1998 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR
                        -------------------------------------------------------------------------------
                                                                                        POTENTIAL
                                                                                        REALIZABLE
                                                                                         VALUE OF
                            NUMBER OF     PERCENT OF                                  ASSUMED ANNUAL
                            SECURITIES   TOTAL OPTIONS                                RATES OF STOCK
                            UNDERLYING    GRANTED TO     EXERCISE OF                      PRICE
                            OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION     APPRECIATION
NAME                        GRANTED(1)  FISCAL YEAR(2)    ($/SH.)(3)       DATE      FOR OPTION TERM (2)
--------------------------  ----------  --------------   -----------    ----------   -------------------
                                                                                      5%($)   10%($)
                                                                                      -----   ------
James H. Chamberlain......   100,000         7.97%           2.5625      12/17/08     4.17     6.65
Gus Davis.................    25,000         1.99%           2.5625      12/17/08     4.17     6.65
Larry May.................    40,000         3.19%           6.625       06/01/08     10.79    17.18
                              60,000         4.78%           2.5625      12/17/08     4.17     6.65

----------
(1) Options granted in 1998 vest over various periods. The options were granted for a term of 10 years.
(2) Options covering an aggregate of 1,254,950 shares were granted to employees of the Company and its subsidiary during the year ended December 31, 1998.
(3) The exercise price and the tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

STOCK OPTIONS HELD AT FISCAL YEAR END

        The following table sets forth, for those Named Executive Officers who held stock options at fiscal year end, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on NASDAQ market on December 31, 1998 ($2.9375 per share). No stock options were exercised by any Named Executive Officer during fiscal 1998.


                           AGGREGATED FISCAL YEAR-END OPTION VALUES

                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                      OPTIONS AT              IN-THE-MONEY OPTIONS AT
NAME                              DECEMBER 31, 1998            DECEMBER 31, 1998 (1)
----                            --------------------------  -----------------------------
                                EXERCISABLE  UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
                                -----------  -------------  ------------    -------------
James H. Chamberlain...........   400,259       37,241      $ 240,625       $   -0-
Gus Davis......................    89,478          522         96,907           752
Larry May......................    60,000       40,000         22,800           -0-


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

        Effective as of January 2, 1998, James Chamberlain entered into an employment agreement with the Company which superseded Mr. Chamberlain's existing Employment Agreement dated January 2, 1996. The term of the Employment Agreement is three years. Pursuant to the terms of the Employment Agreement, Mr. Chamberlain is to receive an annual salary of $250,000 for each year of the Agreement, an annual bonus determined in accordance with the Company's existing management incentive plan, which is limited to $100,000 for each year of the Agreement, and certain additional benefits.

        In the event there is a "change of control" of the Company, Mr. Chamberlain may terminate his employment agreement, in which case, the Company is obligated to continue to pay Mr. Chamberlain his then-current base salary for a period of 12 months following the effective date of such termination. A "change of control" includes (i) the acquisition by any person or entity of shares of capital stock of the Company entitled to exercise 35% or more of the total voting power of the Company, (ii) the execution by the Company of an agreement to sell or otherwise transfer all or substantially all of its assets or the execution by the Company of an agreement to merge, consolidate or reorganize with any other corporation or entity, which results in less than 75% of the total voting power represented by the capital stock or other equity interests of the corporation or entity to which the Company's assets are sold or transferred or surviving such merger, consolidation or reorganization being held by the persons and entities who were holders of common stock of the Company on January 1, 1998, (iii) the issuance by the Company, otherwise than on a pro rata basis, of additional shares of capital stock representing (after giving effect to such issuance) more than 35% of the total voting power of the Company, or
(iv) if the persons who were the directors of the Company as of January 1, 1998 cease to comprise a majority of the Board of Directors of the Company.

STOCK OPTION PLAN

        The Company adopted a Stock Option Plan (the "1993 Plan") in 1993. The purpose of the 1993 Plan is to attract, retain and motivate employees of the Company by giving them incentives which are linked directly to increases in the value of the Common Stock of the Company. Each officer, director, full-time employee and, under certain circumstances, consultant of the Company is eligible to be considered for stock option grants under the 1993 Plan. The maximum number of shares of Common Stock that may be issued pursuant to such grants under the 1993 Plan is 2,000,000, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1993 Plan.

        The 1993 Plan authorizes the Compensation Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. Any stock option granted may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The 1993 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1993 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

        As of December 31, 1998, the Board had granted options covering an aggregate of 3,468,950 of Common Stock to certain directors, officers and employees of the Company, of which options to purchase 2,117,646 were outstanding.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 1998, all the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except that James H. Chamberlain reported the disposition by gift of 2,000 shares of Common Stock to the University of West Virginia on a Form 5 filed prior to February 15, 1999 with respect to the transaction which occurred on December 10, 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                      WITH DIRECTORS AND EXECUTIVE OFFICERS

        The Company's Chairman of the Board, President, and Chief Executive Officer, James H. Chamberlain, is indebted to the Company in the aggregate principal amount of $350,000 as of May 10, 1999, which was the largest aggregate amount of such indebtedness during fiscal 1998. The loan is represented by a promissory note in the principal amount of $350,000, bearing interest at 5.9% per annum. The loan provides for interest only payments, payable quarterly, with all principal due upon demand. The Company also made loans in the amount of $15,000 and $84,000 to Mr. Chamberlain which were repaid to the Company in full in January and June 1998, respectively.

                                PERFORMANCE GRAPH

        The following graph sets forth the percentage change in cumulative total shareholder return of the Company's Common Stock during the period from December 31, 1993 to December 31, 1998, compared with the cumulative returns of the NASDAQ Stock Market (US Companies) Index and the Russell 2000 Index. The Comparison assumes $100 was invested on December 31, 1993 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                               [GRAPHIC OMITTED]


BioSource Intl Inc. (BIOI)

                                                            CUMULATIVE TOTAL RETURN
                                                -----------------------------------------------
                                                12/93    12/94   12/95    12/96   12/97   12/98
BIOSOURCE INTERNATIONAL, INC.                   100      60      249      301     279     129
NASDAQ STOCK MARKET (U.S.)                      100      98      138      170     208     294
HAMBRECHT & QUIST BIOTECHNOLOGY                 100      95      162      149     151     230

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors recommended and the Board has selected, subject to ratification by a majority vote of the shareholders in person or by proxy at the annual meeting, the firm of KPMG, LLP (the "Auditors") to continue as the Company's independent public accountant for the current fiscal year ending December 31, 1999. The Auditors have served as the principal independent public accounting firm utilized by the Company during the years ended December 31, 1994, 1995, 1996, 1997 and 1998. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

        THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ADOPTION OF PROPOSAL NO.
2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 RATIFYING THE APPOINTMENT OF KPMG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

        The following table sets forth as of April 30, 1999 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 820 Flynn Road, Camarillo, California 93012, unless otherwise set forth below such person's name.


                                            NUMBER OF SHARES OF
                                                COMMON STOCK
               NAME AND ADDRESS            BENEFICIALLY OWNED (1)    PERCENT (1)
              -----------------            ----------------------    -----------

James H. Chamberlain                             808,667(2)           10.06%

Leonard M. Hendrickson                            75,200(3)               *

John R. Overturf, Jr.                             63,000(4)               *

David J. Moffa, Ph.D.                             61,400(5)               *

Robert D. Weist                                   53,000(6)               *

Gus Davis                                         90,000(7)            1.12%

Larry A. May                                      80,833(8)            1.01%

Directors and executive officers as            1,292,223(9)           16.08%
  a group (8persons)

----------
*  Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 30, 1999.
(2) Includes (i) 420,311 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; (ii) 385,156 shares of Common Stock held in the Chamberlain Family Trust for which Mr. Chamberlain serves as trustee; and (iii) 3,200 shares of Common Stock held in Mr. Chamberlain's IRA Account.
(3) Includes (i) 63,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; (ii) 800 shares of Common Stock; (iii) 4,000 shares of Common Stock held of record by two of Mr. Hendrickson's minor children; and (iv) 7,400 shares of Common Stock held in the Microchemics Simplified Employee Pension Plan.

(4) Includes (i) 61,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; (ii) 2,000 shares of Common Stock.
(5) Includes (i) 55,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; (ii) 550 shares of Common Stock held jointly with, or solely by, Dr. Moffa's spouse; and
      (iii) 5,850 shares of Common Stock.
(6) Includes 53,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.
(7) Includes 90,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(8) Includes (i) 70,833 shares of shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; and (ii) 10,000 shares of common stock held in the May Family Trust for which Mr. May serves as trustee.
(9) Includes 849,118 shares of shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

                              STOCKHOLDER PROPOSALS

        Any stockholder of record who intends to present a proposal at the next Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by January 3, 2000.


                             SOLICITATION OF PROXIES

        It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.


                           ANNUAL REPORT ON FORM 10-K

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO Larry may, CHIEF FINANCIAL OFFICER, BIOSOURCE INTERNATIONAL, INC., 820 FLYNN ROAD, CAMARILLO, CALIFORNIA 93012

                                           ON BEHALF OF THE BOARD OF DIRECTORS


                                           /S/ JAMES H. CHAMBERLAIN
                                           -----------------------------------
                                           James H. Chamberlain
                                           CHAIRMAN OF THE BOARD,
                                           PRESIDENT AND CHIEF FINANCIAL OFFICER





Camarillo, California
May 28, 1999